Exhibit 3.1

CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS

OF

SERIES B-1 NON-VOTING PREFERRED STOCK
AND SERIES B-2 VOTING PREFERRED STOCK

OF

AASTROM BIOSCIENCES, INC.

(Pursuant to the Michigan Business Corporation Act)

1.     The present name of the corporation is:

Aastrom Biosciences, Inc. (the “Corporation”)

2.     The identification number assigned by the Bureau is:

529-456

3.     All former names of the corporation are:

Ann Arbor Stromal, Inc.

4.     The date of filing the original Articles of Incorporation was:

March 24, 1989

5.     The Corporation is organized and existing under the laws of the State of Michigan and hereby certifies that, pursuant to authority conferred on its Board of Directors (the “Board”) by the Restated Articles of Incorporation of the Corporation, as amended, the following resolution was adopted by the Board at a meeting duly called and held on March 7, 2012, which resolution remains in full force and effect on the date hereof:

RESOLVED, that there is hereby created and established a series of the Corporation’s authorized Preferred Stock (the “Preferred Stock”) having no par value, which series shall be designated as “Series B-1 Non-Voting Convertible Preferred Stock” (the “Series B-1 Preferred Stock”) and shall consist of 38,500 shares and a series of the Corporation’s authorized Preferred Stock having no par value, which series shall be designated as “Series B-2 Voting Convertible Preferred Stock” and shall consist of 38,500 shares (the “Series B-2 Preferred Stock” and, together with the Series B-1 Preferred Stock, the “Series B Preferred Stock”). The shares of Series B Preferred Stock shall have the voting powers, designations, preferences and other special rights, and qualifications, limitations and restrictions thereof set forth below:

1.                                      Dividends.

1.1          Each holder of Series B Preferred Stock shall be entitled to receive, with respect to each share of Series B Preferred Stock then outstanding and held by such holder of Series B Preferred Stock and subject to the other provisions of this Section 1, (x) commencing from the date of issuance of such share of Series B Preferred Stock through and including March 9, 2017 (the “Conversion Date”), dividends at the rate of eleven and one half percent (11.5%) per annum (net of any required tax withholding and compounding daily) of the Series B Original Issue Price (as defined below), (y) commencing from the date after the Conversion Date until the earlier of March 9, 2022 and when such share of Series B Preferred is no longer outstanding, dividends at the rate of eight percent (8%) per annum of the Series B Original Issue Price (which shall be non-compounding) and (z) after March 9, 2022, dividends as, if and when declared by the Board of Directors of the Corporation ((x) and (y) collectively, the “Series B Preferred Dividends”).  The Series B Preferred Dividends shall be (1) calculated on the basis of a 365 day year and (2)  cumulative, whether or not earned or declared, and shall be paid upon liquidation, conversion and redemption as described in Sections 2, 4, 6 and 7 hereof or as permitted in Section 1.2.  The dividends described in subclause (z) above shall be payable as determined by the Board of Directors of the Corporation.

1.2          The Series B Preferred Dividends that accrue from the date of issuance of such share of Series B Preferred Stock through and including the Conversion Date, shall be paid to each holder of Series B Preferred Stock through the issuance of such number of fully paid and non-assessable shares of Series B-1 Preferred Stock determined by dividing the amount of unpaid Series B Preferred Dividends then outstanding that accrued prior to or on the Conversion Date on such holder’s shares of Series B Preferred Stock by $3,250 per share (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series B Preferred Stock).  The Series B Preferred Dividends that accrue any time after the Conversion Date shall be paid to each holder of Series B Preferred Stock (A) in cash out of legally available funds, which shall be payable in respect of each outstanding share of Series B Preferred Stock, in arrears, on the annual anniversary of the Conversion Date beginning with March 9, 2018 (each, a “Dividend Payment Date”), which dividend payable on March 9, 2018 shall be calculated and based on the period from after the Conversion Date through March 9, 2018 or (B) at the Corporation’s election upon sixty (60) days prior notice of the Corporation’s election to pay such dividend in shares of Series B-1 Preferred Stock on such Dividend Payment Date to each holder of Series B Preferred Stock (which advance notice shall not be required for payment upon liquidation, conversion and redemption as described in Sections 2, 4, 6 and 7), through the issuance of such number of fully paid and non-assessable shares of Series B-1 Preferred Stock determined by dividing the amount of the Series B Preferred Dividends then outstanding that accrued on such holder’s shares of Series B Preferred Stock after the Conversion Date that are unpaid on such Dividend Payment Date by $3,250 per share (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series B Preferred Stock), provided that any portion of such Series B Preferred Dividends that would result in the issuance of fractional shares shall be paid in cash out of legally available funds pursuant to clause (A) above, and provided further that the receipt of shares of Series B-1 Preferred Stock paid as dividends under this clause (B) shall be deemed to have occurred upon such Dividend Payment Date and the holder entitled to receive such dividends shall be treated for all purposes as the record holder of such shares of Series B-1 Preferred Stock as of such Dividend Payment Date, or (C) any combination of (A) and (B) above.  Any shares of Series B-1 Preferred Stock accrued as Series B Preferred Dividend shall be referred to as the “Dividend Shares.”

1.3          The Corporation shall not declare, pay or set aside any dividends on shares of any other class or series of capital stock of the Corporation (other than dividends on shares of the Corporation’s common stock, no par value (the “Common Stock”), payable in shares of Common Stock or distributions made pursuant to the Corporation’s Shareholder Rights Plan (as the same may be amended from time to time)) unless the holders of the Series B Preferred Stock then outstanding shall simultaneously receive, a dividend on each outstanding share of Series B Preferred Stock in an amount at least equal to  (A) in the case of a dividend on Common Stock or any class or series that is convertible into Common Stock, that dividend per share of Series B Preferred Stock as would equal the product of (1) the dividend payable on each share of such class or series determined, if applicable, as if all shares of such class or series had been converted into Common Stock and (2) the number of shares of Common Stock issuable upon conversion of a share of Series B Preferred Stock (including all Dividend Shares accrued thereon) (whether or not the shares of Series B Preferred Stock are then convertible into Common Stock pursuant to Section 4), in each case calculated on the record date for determination of holders entitled to receive such dividend or (B) in the case of a dividend on any class or series that is not convertible into Common Stock, at a rate per share of Series B Preferred Stock determined by (1) dividing the amount of the dividend payable on each share of such class or series of capital stock by the original issuance price of such class or series of capital stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to such class or series) and (2) multiplying such fraction by an amount equal to the Series B Original Issue Price; provided that, if the Corporation declares, pays or sets aside, on the same date, a dividend on shares of more than one class or series of capital stock of the Corporation, the dividend payable to the holders of Series B Preferred Stock pursuant to this Section 1.3 shall be calculated based upon the dividend on the class or series of capital stock that would result in the highest Series B Preferred Stock dividend.

1.4          The Corporation shall at all times when the Series B Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued capital stock, for the purpose of accruing the Series B Preferred Dividends, such number of its duly authorized shares of Series B-1 Preferred Stock as shall from time to time be sufficient to effect the accrual of the Series B Preferred Dividends; and if at any time the number of authorized but unissued shares of Series B-1 Preferred Stock shall not be sufficient to effect the accrual of the Series B Preferred Dividends, the Corporation shall take such corporate action as may be necessary to increase its authorized but unissued shares of Series B-1 Preferred Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite shareholder approval of any necessary amendment to the Articles of Incorporation.

1.5          The “Series B Original Issue Price” shall mean, with respect to each series of Series B Preferred Stock, $3,250 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to such series of the Series B Preferred Stock.

2.             Liquidation, Dissolution or Winding Up.

2.1          Payments to Holders of Series B Preferred Stock.  In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Series B Preferred Stock then outstanding (on a pari passu basis between the shares of Series B-1 Preferred Stock and the Series B-2 Preferred Stock) shall be entitled to be paid out of the assets of the Corporation available for distribution to its shareholders before any payment shall be made to the holders of Common Stock or any other class of capital stock of the Corporation ranking junior to the Series B Preferred Stock as to liquidation, by reason of their ownership thereof, an amount per share equal to the greater of (i) the Series B Original Issue Price, plus (x) the Series B Preferred Dividend that has accrued through the date immediately prior to the date of such voluntary or involuntary liquidation, dissolution or winding up of the Corporation, (y) any other declared but unpaid dividends thereon and, (z) without duplication to the foregoing (x) and (y), if the voluntary or involuntary liquidation, dissolution or winding up of the Corporation is consummated prior to the Conversion Date, the amount of the Accelerated Dividends or (ii) such amount per share as would have been payable with respect to such share had all shares of Series B Preferred Stock been converted into Common Stock pursuant to Section 4 immediately prior to such liquidation, dissolution or winding up (whether or not the shares of Series  B Preferred Stock are then convertible into Common Stock pursuant to Section 4) (the “Liquidation Preference”).  For purposes of this Subsection 2.1, “Accelerated Dividends” shall mean all Series B Preferred Dividends that as of the date of such voluntary or involuntary liquidation, dissolution or winding up of the Corporation had not yet accrued pursuant to Subsection 1.1 of this Certificate of Designations but would have accrued assuming that the then outstanding shares of Series B Preferred Stock remained outstanding through and including the Conversion Date.  If upon any such liquidation, dissolution or winding up of the Corporation, the assets of the Corporation available for distribution to its shareholders shall be insufficient to pay the holders of shares of Series B Preferred Stock the full amount to which they shall be entitled under this Subsection 2.1, the holders of shares of Series B Preferred Stock shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

2.2          Payments to Holders of Common Stock.  In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, after the payment of all preferential amounts required to be paid to the holders of shares of Series B Preferred Stock and subject to any other distribution that may be required with respect to any other series of Preferred Stock, the remaining assets of the Corporation available for distribution to its shareholders shall be distributed among the holders of shares of Common Stock and any class or series of capital stock that participates with the Common Stock in such distributions.

2.3          Fundamental Change.  For purposes of this Section 2, at the election of the Required Holders by written notice to the Corporation at least five days prior to the effective date of a Fundamental Change described in clause (b) or (c) of Section 7.1, a voluntary or involuntary liquidation, dissolution or winding up of the Corporation shall be deemed to be occasioned by, and the holders of Series B Preferred Stock shall be entitled to receive in cash, securities or other property, the amount specified in Section 2.1 at the closing of a Fundamental Change described in clause (c) of Section 7.1 or not later than 30 days after a Fundamental Change referred to in clause (b) of Section 7.1, provided, however, that the receipt of cash, securities or other property pursuant to this Section 2.3 shall be (x) without duplication of the distributions to the holders of

Series B Preferred Stock pursuant to Section 2.1 and (y) in lieu of, and without duplication of, the Fundamental Change Redemption described in Section 7.

2.4          Notice of Liquidation.  The Corporation shall give written notice of any voluntary or involuntary liquidation, dissolution or winding up (or any transaction which might reasonably be deemed to be a Fundamental Change) to each holder of Series B Preferred Stock not less than 10 days prior to such liquidation, dissolution, winding up or Fundamental Change.

2.5          Contractual Enforcement of Fundamental Changes.  The Corporation shall not have the power to effect any Fundamental Change described in clause (c) of Section 7.1 unless the agreement or plan of merger or consolidation or combination provides that the consideration payable to the shareholders of the Corporation shall be allocated among the holders of capital stock of the Corporation in accordance with this Section 2.  In the event of a Fundamental Change described in clause (b) of Section 7.1, if the Corporation does not effect a dissolution of the Corporation under the Michigan Business Corporation Act within 30 days after such Fundamental Change, then (i) the Corporation shall deliver a written notice to each holder of Series B Preferred Stock not later than 30 days after the Fundamental Change advising such holders of their right (and the requirements to be met to secure such right) pursuant to the terms of Section 7 to require the redemption of such shares of Series B Preferred Stock and (ii) the Corporation shall use the consideration received by the Corporation in connection with such Fundamental Change (net of any retained liabilities associated with the assets sold, as determined in good faith by the Board of Directors of the Corporation) (the “Net Proceeds”) to redeem the Series B Preferred Stock pursuant to the terms of Section 7 (without duplication of any amounts distributed to the holders of Series B Preferred Stock pursuant to Sections 2.1 or 7).

3.             Voting.

3.1          On any matter presented to the shareholders of the Corporation for their action or consideration at any meeting of shareholders of the Corporation or by written consent without a meeting, each holder of outstanding shares of Series B-2 Preferred Stock shall be entitled to cast a number of votes equal to the number of whole shares of Common Stock into which the shares of Series B-2 Preferred Stock (excluding, for the avoidance of doubt, all Dividend Shares) held by such holder are convertible as of the record date for determining shareholders entitled to vote on such matter (whether or not the shares of Series B-2 Preferred Stock are then convertible into Common Stock).  Except as provided by Section 3.2 below, by law or by the other provisions of the Articles of Incorporation, holders of Series B-1 Preferred Stock shall have no voting rights. Except as provided by Section 3.2 below, by law or by the other provisions of the Articles of Incorporation, holders of Series B-2 Preferred Stock shall vote together with the holders of Common Stock as a single class.

3.2          Series B Preferred Stock Protective Provisions.  At any time when shares of Series B Preferred Stock are outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, do any of the following without (in addition to any other vote required by law or the Articles of Incorporation) the written consent or affirmative vote of the holders of at least a majority of the then outstanding shares of Series B Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may

be) separately as a class (the “Requisite Holders”), and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect.

3.2.1       amend, alter or repeal any provision of the Articles of Incorporation or Bylaws of the Corporation in a manner that adversely affects the powers, preferences or rights of the Series B Preferred Stock;

3.2.2       create, or authorize the creation of any additional class or series of capital stock that ranks senior to the Series B Preferred Stock with respect to the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends and rights of redemption;

3.2.3       issue or obligate itself to issue any shares of Series B Preferred Stock other than pursuant to the terms of this Certificate of Designations and/or the Securities Purchase Agreement dated on or about the date hereof, as each may be amended and/or restated from time to time; or

3.2.4       increase or decrease the authorized number of shares of Series B Preferred Stock.

4.             Optional Conversion.

The holders of the Series B Preferred Stock shall have conversion rights as follows (the “Conversion Rights”):

4.1           Right to Convert.

4.1.1       Conversion Ratio.  Each share of each series of Series B Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time after the Conversion Date, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Series B Original Issue Price by the applicable Conversion Price (as defined below) in effect at the time of conversion.  The “Conversion Price” with respect to each series of Series B Preferred Stock shall initially be equal to $3.25.  Such initial Conversion Price, and the rate at which shares of each series of Series B Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided below.  Notwithstanding the foregoing, the Corporation shall not effect any conversion of such holder’s Series B Preferred Stock and such holder shall not be entitled to convert its shares of Series B Preferred Stock for a number of shares of Common Stock in excess of that number of shares of Common Stock which, upon giving effect to such conversion, would cause (a) the aggregate number of shares of Common Stock beneficially owned by a holder of Series B Preferred Stock and its affiliates and any other persons whose beneficial ownership of Common Stock would be aggregated with the holder’s for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to exceed 19.99% of the total number of issued and outstanding shares of Common Stock of the Corporation following such conversion, or (b) the combined voting power of the securities of the Corporation beneficially owned by a holder of Series B Preferred Stock and its affiliates and any other persons whose beneficial ownership of Common Stock would be aggregated with the holder’s for purposes of Section 13(d) of the Exchange Act to exceed 19.99% of the combined voting power of all of the securities of the Corporation then outstanding following such conversion (including for such purpose the shares of Common Stock issuable upon conversion of the Series B-2 Preferred Stock), unless, in either case, the Corporation obtains the requisite shareholder approval under NASDAQ Marketplace Rule 5635(b) (the “Issuance Limitation”), in which case, this limitation under this Section 4.1.1 shall no longer apply to the holder.  For purposes of this Section 4.1.1, the aggregate number of shares of Common Stock or voting securities beneficially owned by the holder and its affiliates and any other persons whose beneficial ownership of Common Stock would be aggregated with the holder’s for purposes of Section 13(d) of the Exchange Act shall include the shares of Common Stock issuable upon the conversion of the Series B Preferred Stock with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which would be issuable upon exercise or conversion of the unexercised, non-converted or non-cancelled portion of any other securities of the Corporation that do not have voting power (including without limitation shares of Series B-1 Preferred Stock and any securities of the Corporation which would entitle the holder thereof to acquire at any time Common Stock, including without limitation any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the holder or any of its affiliates and other persons whose beneficial ownership of Common Stock would be aggregated with the holder’s for purposes of Section 13(d) of the Exchange Act.

4.1.2       Termination of Conversion Rights.  In the event of a notice of redemption of any shares of Series B Preferred Stock pursuant to Sections 6 or 7, the Conversion Rights of the shares designated for redemption shall terminate at the close of business on the last full day preceding the date fixed for redemption, unless the redemption price is not fully paid on such redemption date, in which case the Conversion Rights for such shares shall continue until such price is paid in full.  In the event of a liquidation, dissolution or winding up of the Corporation, the Conversion Rights shall terminate at the close of business on the last full day preceding the date fixed for the payment of any such amounts distributable on such event to the holders of Series B Preferred Stock.

4.2          Fractional Shares.  No fractional shares of Common Stock shall be issued upon conversion of the Series B Preferred Stock.  In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the Market Price of a share of Common Stock.  Whether or not fractional shares would be issuable upon such conversion shall be determined on the basis of the total number of shares of Series B Preferred Stock the holder is at the time converting into Common Stock and the aggregate number of shares of Common Stock issuable upon such conversion.  The “Market Price” of the Common Stock shall be determined as follows:  if the Common Stock is listed on a national securities exchange or another nationally recognized trading system, the Market Price per share of Common Stock shall be deemed to be the greater of (a) the 20 consecutive trading day average closing price per share of the Corporation’s common stock ending on the trading day immediately prior to the date of determination and (b) the closing price of the Corporation’s common stock on the trading day immediately prior to the date of determination; and if the Common Stock is not listed on a national securities exchange or another nationally recognized trading system, the Market Price per share of Common Stock shall be deemed to be the amount most recently determined by the Board of Directors of the Corporation to represent the fair market value per share of the Common Stock (including without limitation a determination for purposes of granting Common Stock options or issuing Common Stock under any plan, agreement or arrangement with employees of the Corporation).  Upon request of a holder of Series B Preferred Stock, the Board of Directors (or a representative thereof) shall, as promptly as reasonably practicable but in any event not later than 10 days after such request, notify the holder of the Market Price and furnish the holder with reasonable documentation of the Board’s determination of such Market Price.  Notwithstanding the foregoing, if the Board has not made such a determination within the three-month period prior to the date of determination, then the Board shall make, and shall provide or cause to be provided to the holder notice of, a determination of the Market Price within 15 days of a request by the holder that it do so.

4.3           Mechanics of Conversion.

4.3.1       Notice of Conversion.  In order for a holder of Series B Preferred Stock to voluntarily convert shares of Series B Preferred Stock into shares of Common Stock, such holder shall surrender the certificate or certificates for the shares of Series B Preferred Stock (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate), at the office of the transfer agent for the Series B Preferred Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent), together with written notice that such holder elects to convert all or any number of the shares of the Series B Preferred Stock represented by such certificate or certificates and the Dividend Shares accrued thereon and, if applicable, any event on which such conversion is contingent.  Such notice shall state such holder’s name or the names of the nominees in which such holder wishes the certificate or certificates for shares of Common Stock to be issued.  If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his, her or its attorney duly authorized in writing.  The close of business on the date of receipt by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) of such certificates (or lost certificate affidavit and agreement) and notice shall be the time of conversion (the “Conversion Time”), and the shares of Common Stock issuable upon conversion of the shares to be converted shall be deemed to be outstanding of record as of such date.  The Corporation shall, as soon as practicable after the Conversion Time, (i) issue and deliver to such holder of Series B Preferred Stock, or to his, her or its nominees, a certificate or certificates for the number of full shares of Common Stock issuable upon such conversion in accordance with the provisions hereof and a certificate for the number (if any) of the shares of Series B Preferred Stock represented by the surrendered certificate that were not converted into Common Stock, (ii) pay in cash such amount as provided in Subsection 4.2 in lieu of any fraction of a share of Common Stock otherwise issuable upon such conversion and (iii) pay pursuant to Section 1 any accrued but unpaid Series B Preferred Dividends with respect to the shares so converted that are payable in cash pursuant to Section 1.2.

4.3.2       Reservation of Shares.  The Corporation shall at all times when the Series B Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued capital stock, for the purpose of effecting the conversion of the Series B Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Series B Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series B Preferred Stock, the Corporation shall take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite shareholder approval of any necessary amendment to the Articles of Incorporation.

4.3.3       Effect of Conversion.  All shares of Series B Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares shall immediately cease and terminate at the Conversion Time, except only the right of the holders thereof to receive shares of Common Stock in exchange therefor, to receive payment in lieu of any fraction of a share otherwise issuable upon such conversion as provided in Subsection 4.2 and to receive payment of any dividends payable in cash and accrued or declared but unpaid thereon.  Any shares of Series B Preferred Stock so converted shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for shareholder action) as may be necessary to reduce the authorized number of shares of Series B Preferred Stock accordingly.

4.3.4       No Further Adjustment.  Upon any such conversion, no adjustment to the Conversion Price shall be made for any declared but unpaid dividends on the Series B Preferred Stock surrendered for conversion or on the Common Stock delivered upon conversion.

4.3.5       Taxes.  The Corporation shall pay any and all issue and other similar taxes that may be payable in respect of any issuance or delivery of shares of Common Stock upon conversion of shares of Series B Preferred Stock pursuant to this Section 4.  The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock in a name other than that in which the shares of Series B Preferred Stock so converted were registered, and no such issuance or delivery shall be made unless and until the person or entity requesting such issuance has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

4.4          Adjustment for Stock Splits and Combinations.  If the Corporation shall at any time or from time to time after March 9, 2012 (the “Series B Original Issue Date”) effect a subdivision of the outstanding Common Stock without an identical subdivision of any series of Series B Preferred Stock, the Conversion Price of such series of Series B Preferred Stock in effect immediately before that subdivision shall be proportionately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase in the aggregate number of shares of Common Stock outstanding.  If the Corporation shall at any time or from time to time after the Series B Original Issue Date combine the outstanding shares of Common Stock without an identical combination of any series of Series B Preferred Stock, the Conversion Price of such series of Series B Preferred Stock in effect immediately before the combination shall be proportionately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in the aggregate number of shares of Common Stock outstanding.  Any adjustment under this subsection shall become effective at the close of business on the date the subdivision or combination becomes effective.

4.5          Adjustment for Certain Dividends and Distributions.  In the event the Corporation at any time or from time to time after the Series B Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable on the Common Stock in additional shares of Common Stock and any series of Series B Preferred Stock does not simultaneously receive a dividend or other distribution of shares of Common Stock in a number equal to the number of shares of Common Stock as they would have received if all outstanding shares of such series of Series B Preferred Stock had been converted into Common Stock on the date of such event, then and in each such event the Conversion Price of such series of Series B Preferred Stock in effect immediately before such event shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Conversion Price of such series of Series B Preferred Stock then in effect by a fraction:

(1)           the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

(2)           the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution.

Notwithstanding the foregoing, if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Price of such series of Series B Preferred Stock shall be recomputed accordingly as of the close of business on such record date and thereafter the Conversion Price of such Series of Series B Preferred Stock shall be adjusted pursuant to this subsection as of the time of actual payment of such dividends or distributions.

4.6          Adjustments for Other Dividends and Distributions.  In the event the Corporation at any time or from time to time after the Series B Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation (other than a distribution of shares of Common Stock in respect of outstanding shares of Common Stock) or in other property such that any series of Series B Preferred Stock does not simultaneously receive a dividend or other distribution payable in securities of the Corporation (other than a distribution of shares of Common Stock in respect of outstanding shares of Common Stock) or in other property equal to the distribution they would have received if all outstanding shares of such series of Series B Preferred Stock had been converted into Common Stock on the date of such event, then and in each such event the holders of such series of Series B Preferred Stock shall receive, simultaneously with the distribution to the holders of Common Stock, a dividend or other distribution of such securities or other property in an amount equal to the amount of such securities or other property as they would have received if all outstanding shares of such series of Series B Preferred Stock had been converted into Common Stock on the date of such event.

4.7          Adjustment for Merger or Reorganization, etc.  If there shall occur any reorganization, recapitalization, reclassification, consolidation or merger involving the Corporation in which the Common Stock (but not any series of Series B Preferred Stock) is converted into or exchanged for securities, cash or other property (other than a transaction covered by Subsections 4.4, or 4.6), then, following any such reorganization, recapitalization, reclassification, consolidation or merger, each share of such series of Series B Preferred Stock shall thereafter be convertible in lieu of the Common Stock into which it was convertible prior to such event into the kind and amount of securities, cash or other property which a holder of the number of shares of Common Stock of the Corporation issuable upon conversion of one share of such series of Series B Preferred Stock immediately prior to such reorganization, recapitalization, reclassification, consolidation or merger would have been entitled to receive pursuant to such transaction; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors of the Corporation) shall be made in the application of the provisions in this Section 4 with respect to the rights and interests thereafter of the holders of such series of Series B Preferred Stock, to the end that the provisions set forth in this Section 4 (including provisions with respect to changes in and other adjustments of the Conversion Price of such series of Series B Preferred Stock) shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or other property thereafter deliverable upon the conversion of such series of Series B Preferred Stock.

4.8          Certificate as to Adjustments.  Upon the occurrence of each adjustment or readjustment of the Conversion Price of any series of Series B Preferred Stock pursuant to this Section 4, the Corporation at its expense shall, as promptly as reasonably practicable but in any event not later than 10 days thereafter, compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of such series of Series B Preferred Stock a certificate setting forth such adjustment or readjustment (including the kind and amount of securities, cash or other property into which such series of Series B Preferred Stock is convertible) and showing in detail the facts upon which such adjustment or readjustment is based.  The Corporation shall, as promptly as reasonably practicable after the written request at any time of any holder of Series B Preferred Stock (but in any event not later than 10 days thereafter), furnish or cause to be furnished to such holder a certificate setting forth (i) the Conversion Price of such series of Series B Preferred Stock then in effect, and (ii) the number of shares of Common Stock and the amount, if any, of other securities, cash or property which then would be received upon the conversion of such series of Series B Preferred Stock.

4.9          Notice of Record Date.  In the event:

(a)           the Corporation shall take a record of the holders of its Common Stock (or other capital stock or securities at the time issuable upon conversion of the Series B

Preferred Stock) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of capital stock of any class or any other securities, or to receive any other security; or

(b)                                 of any capital reorganization of the Corporation, any reclassification of the Common Stock of the Corporation, or any consolidation or merger of the Corporation; or

(c)                                  of the voluntary or involuntary dissolution, liquidation or winding-up of the Corporation,

then, and in each such case, the Corporation will send or cause to be sent to the holders of the Series B Preferred Stock (or series thereof) a notice specifying, as the case may be, (i) the record date for such dividend, distribution or right, and the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up is proposed to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other capital stock or securities at the time issuable upon the conversion of the Series B Preferred Stock) shall be entitled to exchange their shares of Common Stock (or such other capital stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up, and the amount per share and character of such exchange applicable to the Series B Preferred Stock and the Common Stock.  Such notice shall be sent at least 10 days prior to the record date or effective date for the event specified in such notice.

4.10                        Mandatory Conversion.

4.10.1              Trigger Events.  At any time after the Conversion Date, (a) the Corporation may elect, in its sole discretion, to convert all or a portion of the then outstanding shares of Series B Preferred Stock and the Dividend Shares accrued thereon into shares of Common Stock, or (b) the Requisite Holders may elect the date and time, or the occurrence of an event, to convert all of the then outstanding shares of Series B Preferred Stock and the Dividend Shares accrued thereon into shares of Common Stock (such election or the date and time specified or the time of the event specified for purposes of subclauses (a) or (b) is referred to herein as the “Mandatory Conversion Time”), in each case at the then effective conversion rate, provided that, (1) the Corporation has obtained the requisite shareholder approval under NASDAQ Marketplace Rule 5635(b) for purposes of the Issuance Limitation, and (2) with respect to the Corporation’s election to convert the shares of Series B Preferred Stock pursuant to clause (a) of this Section 4.10.1, such shares of Series B Preferred Stock could be converted into shares of Common Stock without requiring the holders thereof to make any material filing with any governmental authority (other than filings required pursuant to the Securities Exchange Act of 1934).  Any such shares of Series B Preferred Stock so converted shall not be reiussed by the Corporation.

4.10.2              Procedural Requirements.  All holders of record of shares of Series B Preferred Stock shall be sent written notice of the Mandatory Conversion Time and the place designated for mandatory conversion of all such shares of Series B Preferred Stock pursuant to this Section 4.10.  Such notice need not be sent in advance of the occurrence of the Mandatory Conversion Time.  Upon receipt of such notice, each holder of shares of Series B Preferred Stock shall surrender his, her or its certificate or certificates for all such shares to be converted (or, if such holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation at the place designated in such notice.  If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his, her or its attorney duly authorized in writing.  All rights with respect to the Series B Preferred Stock converted pursuant to Subsection 4.10.1, including the rights, if any, to receive notices and vote (other than as a holder of Common Stock), will terminate at the Mandatory Conversion Time (notwithstanding the failure of the holder or holders thereof to surrender the certificates at or prior to such time), except only the rights of the holders thereof, upon surrender of their certificate or certificates (or lost certificate affidavit and agreement) therefor, to receive the items provided for in the next sentence of this Subsection 4.10.2.  As soon as practicable after the Mandatory Conversion Time and the surrender of the certificate or certificates (or lost certificate affidavit and agreement) for Series B Preferred Stock, the Corporation shall issue and deliver to such holder, or to his, her or its nominees, a certificate or certificates for the number of full shares of Common Stock issuable on such conversion in accordance with the provisions hereof, together with cash as provided in Subsection 4.2 in lieu of any fraction of a share of Common Stock otherwise issuable upon such conversion and the payment of any declared but unpaid dividends on the shares of Series B Preferred Stock converted that are payable in cash.  Such converted Series B Preferred Stock shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for shareholder action) as may be necessary to reduce the authorized number of shares of Series B Preferred Stock accordingly.

5.                                      Series B Preferred Stock Exchange.

The holders of the Series B-1 Preferred Stock shall have exchange rights as follows (the “Exchange Rights”):

5.1                               Right to Exchange.

5.1.1                     Exchange Ratio.  Each share of Series B-1 Preferred Stock may be exchanged at any time and from time to time after the Corporation obtains the requisite shareholder approval under NASDAQ Marketplace Rule 5635(b) for purposes of the Issuance Limitation, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Series B-2 Preferred Stock as is determined by dividing the Series B Original Issue Price by the applicable Exchange Price (as defined below) in effect at the time of exchange.  The “Exchange Price” shall initially be equal to $3,250.  Such initial Exchange Price, and the rate at which shares of Series B-1 Preferred Stock may be exchanged for shares of Series B-2 Preferred Stock, shall be subject to adjustment as provided below.

5.1.2                     Termination of Exchange Rights.  In the event of a notice of redemption of any shares of Series B Preferred Stock pursuant to Sections 6 or 7, the Exchange Rights of the shares designated for redemption shall terminate at the close of business on the last full day preceding the date fixed for redemption, unless the redemption price is not fully paid on such redemption date, in which case the Exchange Rights for such shares shall continue until such price is paid in full.  In the event of a liquidation, dissolution or winding up of the Corporation, the Exchange Rights shall terminate at the close of business on the last full day preceding the date fixed for the payment of any such amounts distributable on such event to the holders of Series B Preferred Stock.

5.2                               Fractional Shares.  No fractional shares of Series B-2 Preferred Stock shall be issued upon exchange of the Series B-1 Preferred Stock.  In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the Series B-1 Original Issue Price of a share of Series B-1 Preferred Stock.  Whether or not fractional shares would be issuable upon such exchange shall be determined on the basis of the total number of shares of Series B-1 Preferred Stock the holder is at the time exchanging for Series B-2 Preferred Stock and the aggregate number of shares of Series B-2 Preferred Stock issuable upon such conversion.

5.3                               Mechanics of Exchange.

5.3.1                     Notice of Exchange.  In order for a holder of Series B-1 Preferred Stock to exchange shares of Series B-1 Preferred Stock into shares of Series B-2 Preferred Stock, such holder shall surrender the certificate or certificates for such shares of Series B-1 Preferred Stock (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate), at the office of the transfer agent for the Series B-1 Preferred Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent), together with written notice that such holder elects to exchange all or any number of the shares of the Series B-1 Preferred Stock represented by such certificate or certificates and, if applicable, any event on which such conversion is contingent.  Such notice shall state such holder’s name or the names of the nominees in which such holder wishes the certificate or certificates for shares of Series B-2 Preferred Stock to be issued.  If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his, her or its attorney duly authorized in writing.  The close of business on the date of receipt by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) of such certificates (or lost certificate affidavit and agreement) and notice shall be the time of exchange (the “Exchange Time”), and the shares of Series B-2 Preferred Stock issuable upon conversion of the shares represented by such certificate shall be deemed to be outstanding of record as of such date.  The Corporation shall, as soon as practicable after the Exchange Time, (i) issue and deliver to such holder of Series B-1 Preferred Stock, or to his, her or its nominees, a certificate or certificates for the number of full shares of Series B-2 Preferred Stock issuable upon such exchange in accordance with the provisions hereof and a certificate for the number (if any) of the shares of Series B-1 Preferred Stock represented by the surrendered certificate that were not converted into Series B-2 Preferred Stock and (ii) pay in cash such amount as provided in Subsection 5.2 in lieu of any fraction of a share of Series B-2 Preferred Stock otherwise issuable upon such conversion.

5.3.2                     Reservation of Shares.  The Corporation shall at all times when the Series B-1 Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued capital stock, for the purpose of effecting the exchange of the Series B-1 Preferred Stock, such number of its duly authorized shares of Series B-2 Preferred Stock as shall from time to time be sufficient to effect the exchange of all outstanding Series B-1 Preferred Stock; and if at any time the number of authorized but unissued shares of Series B-2 Preferred Stock shall not be sufficient to effect the exchange of all then outstanding shares of the Series B-1 Preferred Stock, the Corporation shall take such corporate action as may be necessary to increase its authorized but unissued shares of Series B-2 Preferred Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite shareholder approval of any necessary amendment to the Articles of Incorporation.

5.3.3                     Effect of Exchange; Dividends.  All shares of Series B-1 Preferred Stock which shall have been surrendered for exchange as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares shall immediately cease and terminate at the Exchange Time, except only the right of the holders thereof to receive shares of Series B-2 Preferred Stock in exchange therefor and to receive payment in lieu of any fraction of a share otherwise issuable upon such exchange as provided in Subsection 4.2.  Any shares of Series B-1 Preferred Stock so exchanged shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for shareholder action) as may be necessary to reduce the authorized number of shares of Series B-1 Preferred Stock accordingly. Any dividends accrued but unpaid upon the shares of Series B-1 Preferred Stock surrendered for exchange as herein provided (including, without limitation, the Series B Preferred Dividends) shall be deemed to be accrued but unpaid upon the shares of Series B-2 Preferred Stock issued upon exchange therefor as if all shares of Series B-2 Preferred Stock issued upon exchange therefor had been issued on the Series B Original Issue Date. For purposes of illustration and without limiting the preceding sentence, Series B Preferred Dividends payable in shares of Series B-1 Preferred Stock accrued but unpaid on shares of Series B-1 Preferred Stock surrendered for exchange shall be deemed to be Series B Preferred Dividends payable in shares of Series B-1 Preferred Stock accrued but unpaid on the shares of Series B-2 Preferred Stock issued upon such exchange.

5.3.4                     No Further Adjustment.  Upon any such exchange, no adjustment to the Exchange Price shall be made for any declared but unpaid dividends on the Series B-1 Preferred Stock surrendered for exchange or on the Series B-2 Preferred Stock delivered upon conversion.

5.3.5                     Taxes.  The Corporation shall pay any and all issue and other similar taxes that may be payable in respect of any issuance or delivery of shares of Series B-1 Preferred Stock upon exchange for shares of Series B-2 Preferred Stock pursuant to this Section 5.  The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Series B-2 Preferred Stock in a name other than that in which the shares of Series B-1 Preferred Stock so exchanged were registered, and no such issuance or delivery shall be made unless and until the person or entity requesting such issuance has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

5.4                               Adjustment for Stock Splits and Combinations.  If the Corporation shall at any time or from time to time after the Series B Original Issue Date effect a subdivision of the outstanding Series B-1 Preferred Stock, the Exchange Price of such series of Series B Preferred Stock in effect immediately before that subdivision shall be proportionately decreased so that the number of shares of Series B-2 Preferred Stock issuable upon exchange for each share of Series B-1 Preferred Stock shall be increased in proportion to such increase in the aggregate number of shares of Series B-1 Preferred Stock outstanding.  If the Corporation shall at any time or from time to time after the Series B Original Issue Date combine the outstanding shares of Series B-1 Preferred Stock without a similar combination of the Series B-2 Preferred Stock, the Exchange Price in effect immediately before the combination shall be proportionately increased so that the number of shares of Series B-2 Preferred Stock issuable upon exchange for each share of Series B-1 Preferred Stock shall be decreased in proportion to such decrease in the aggregate number of shares of Series B-1 Preferred Stock outstanding.  Any adjustment under this subsection shall become effective at the close of business on the date the subdivision or combination becomes effective.

5.5                               Adjustment for Certain Dividends and Distributions.  In the event the Corporation at any time or from time to time after the Series B Original Issue Date shall make or issue, or fix a record date for the determination of holders of Series B-2 Preferred Stock entitled to receive, a dividend or other distribution payable on the Series B-2 Preferred Stock in additional shares of Series B-2 Preferred Stock and the Series B-1 Preferred Stock does not simultaneously receive a dividend or other distribution of shares of Series B-2 Preferred Stock in a number equal to the number of shares of Series B-2 Preferred Stock as they would have received if all outstanding shares of such series of Series B-1 Preferred Stock had been exchanged for shares of Series B-2 Preferred Stock on the date of such event, then and in each such event the Exchange Price in effect immediately before such event shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Exchange Price then in effect by a fraction:

(1)                                 the numerator of which shall be the total number of shares of Series B-2 Preferred Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

(2)                                 the denominator of which shall be the total number of shares of Series B-2 Preferred Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution.

Notwithstanding the foregoing, if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Exchange Price shall be recomputed accordingly as of the close of business on such record date and thereafter the

Exchange Price shall be adjusted pursuant to this subsection as of the time of actual payment of such dividends or distributions.

5.6                               Adjustments for Other Dividends and Distributions.  In the event the Corporation at any time or from time to time after the Series B Original Issue Date shall make or issue, or fix a record date for the determination of holders of Series B-2 Preferred Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation (other than a distribution of shares of Series B-2 Preferred Stock in respect of outstanding shares of Series B-2 Preferred Stock) or in other property and the Series B-1 Preferred Stock does not simultaneously receive a dividend or other distribution payable in securities of the Corporation (other than a distribution of shares of Series B-2 Preferred Stock in respect of outstanding shares of Series B-2 Preferred Stock) or in other property equal to the distribution they would have received if all outstanding shares of Series B-1 Preferred Stock had been exchanged for Series B-2 Preferred Stock on the date of such event, then and in each such event the holders of Series B-1 Preferred Stock shall receive, simultaneously with the distribution to the holders of Series B-2 Preferred Stock, a dividend or other distribution of such securities or other property in an amount equal to the amount of such securities or other property as they would have received if all outstanding shares of Series B-1 Preferred Stock had been exchanged for Series B-2 Preferred Stock on the date of such event.

5.7                               Adjustment for Merger or Reorganization, etc.  If there shall occur any reorganization, recapitalization, reclassification, consolidation or merger involving the Corporation in which the Series B-2 Preferred Stock (but not the Series B-1 Preferred Stock) is converted into or exchanged for securities, cash or other property (other than a transaction covered by Subsections 5.4, or 5.6 ), then, following any such reorganization, recapitalization, reclassification, consolidation or merger, each share of Series B-1 Preferred Stock may be exchanged thereafter in lieu of the Series B-2 Preferred Stock into which it could have been exchanged for prior to such event for the kind and amount of securities, cash or other property which a holder of the number of shares of Series B-2 Preferred Stock of the Corporation issuable upon the exchange of one share of Series B-1 Preferred Stock immediately prior to such reorganization, recapitalization, reclassification, consolidation or merger would have been entitled to receive pursuant to such transaction; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors of the Corporation) shall be made in the application of the provisions in this Section 5 with respect to the rights and interests thereafter of the holders of Series B-1 Preferred Stock, to the end that the provisions set forth in this Section 5 (including provisions with respect to changes in and other adjustments of the Exchange Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or other property thereafter deliverable upon the exchange of the Series B-1 Preferred Stock.

5.8                               Certificate as to Adjustments.  Upon the occurrence of each adjustment or readjustment of the Exchange Price pursuant to this Section 5, the Corporation at its expense shall, as promptly as reasonably practicable but in any event not later than 10 days thereafter, compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series B-1 Preferred Stock a certificate setting forth such adjustment or readjustment (including the kind and amount of securities, cash or other property into which Series B-1 Preferred Stock is convertible) and showing in detail the facts upon which such adjustment or readjustment is based.  The Corporation shall, as promptly as reasonably practicable after the written request at any time of any holder of Series B-1 Preferred Stock (but in any event not later than 10 days thereafter), furnish or cause to be furnished to such holder a certificate setting forth (i) the Exchange Price then in effect, and (ii) the number of shares of Series B-2 Preferred Stock and the amount, if any, of other securities, cash or property which then would be received upon the conversion of Series B-1 Preferred Stock.

5.9                               Notice of Record Date.  In the event:

(a)                                 the Corporation shall take a record of the holders of its Series B-2 Preferred Stock (or other capital stock or securities at the time issuable in exchange for the Series B-1 Preferred Stock) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of capital stock of any class or any other securities, or to receive any other security; or

(b)                                 of any capital reorganization of the Corporation, any reclassification of the Series B-2 Preferred Stock of the Corporation, or any consolidation or merger of the Corporation; or

(c)                                  of the voluntary or involuntary dissolution, liquidation or winding-up of the Corporation,

then, and in each such case, the Corporation will send or cause to be sent to the holders of the Series B-1 Preferred Stock a notice specifying, as the case may be, (i) the record date for such dividend, distribution or right, and the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up is proposed to take place, and the time, if any is to be fixed, as of which the holders of record of Series B-2 Preferred Stock (or such other capital stock or securities at the time issuable upon the exchange of the Series B-1 Preferred Stock) shall be entitled to exchange their shares of Series B-2 Preferred Stock (or such other capital stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up, and the amount per share and character of such exchange applicable to the Series B-1 Preferred Stock and the Series B-2 Preferred Stock.  Such notice shall be sent at least 10 days prior to the record date or effective date for the event specified in such notice.

5.10                        Mandatory Exchange.

5.10.1.           Trigger Events.  Upon the earlier to occur of (a) the date the Corporation obtains the requisite shareholder approval under NASDAQ Marketplace Rule 5635(b) for purposes of the Issuance Limitation and all shares of Series B-1 Preferred Stock other than the Dividend Shares could be exchanged for shares of Series B-2 Preferred Stock without requiring the holder thereof to make any material filing with any governmental authority (other than filings required pursuant to the Securities Exchange Act of 1934) or (b) the date and time, or the occurrence of an event, after the Corporation obtains the requisite shareholder approval under NASDAQ Marketplace Rule 5635(b) for purposes of the Issuance Limitation, specified by vote or written consent of the Requisite Holders (the date specified for purposes of subclause (a) or the date and time specified or the time of the event specified for purposes of subclause (b) is referred to herein as the “Mandatory Exchange Time”), all outstanding shares of Series B-1 Preferred Stock other than the Dividend Shares shall automatically be exchanged for shares of Series B-2 Preferred Stock, at the then effective exchange rate.

5.10.2.           Procedural Requirements.  All holders of record of shares of Series B-1 Preferred Stock to be exchanged shall be sent written notice of the Mandatory Exchange Time and the place designated for mandatory exchange of all such shares of Series B-1 Preferred Stock pursuant to this Section 5.10.  The Corporation may require the mandatory exchange of the Series B-1 Preferred Stock pursuant to Subsection 5.10.1(a) in one exchange for all outstanding shares of Series B-1 Preferred Stock other than the Dividend Shares or multiple exchanges for portions of the outstanding shares of Series B-1 Preferred Stock other than the Dividend Shares.  Such notice need not be sent in advance of the occurrence of the Mandatory Exchange Time.  Upon receipt of such notice, each holder of shares of Series B-1 Preferred Stock to be exchanged shall surrender his, her or its certificate or certificates for all such shares (or, if such holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation at the place designated in such notice.  If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his, her or its attorney duly authorized in writing.  All rights with respect to the Series B-1 Preferred Stock exchanged pursuant to Subsection 5.10.10.1, including the rights, if any, to receive notices and vote (other than as a holder of Series B-2 Preferred Stock), will terminate at the Mandatory Exchange Time (notwithstanding the failure of the holder or holders thereof to surrender the certificates at or prior to such time), except only the rights of the holders thereof, upon surrender of their certificate or certificates (or lost certificate affidavit and agreement) therefor, to receive the items provided for in the next sentence of this Subsection 5.10.2.  As soon as practicable after the Mandatory Exchange Time and the surrender of the certificate or certificates (or lost certificate affidavit and agreement) for Series B-1 Preferred Stock, the Corporation shall issue and deliver to such holder, or to his, her or its nominees, a certificate or certificates for the number of full shares of Series B-2 Preferred Stock issuable on such exchange in accordance with the provisions hereof, together with cash as provided in Subsection 5.2 in lieu of any fraction of a share of Series B-2 Preferred Stock otherwise issuable upon such exchange.  Any dividends accrued but unpaid upon the shares of Series B-1 Preferred Stock exchanged as herein provided (including, without limitation, the Series B Preferred Dividends) shall be deemed to be accrued but unpaid upon the shares of Series B-2 Preferred Stock issued upon exchange therefor as if all shares of Series B-2 Preferred Stock issued upon exchange therefor had been issued on the Series B Original Issue Date.  For purposes of illustration and without limiting the preceding sentence, Series B Preferred Dividends payable in shares of Series B-1 Preferred Stock accrued but unpaid on shares of Series B-1 Preferred Stock surrendered for exchange shall be deemed to be Series B Preferred Dividends payable in shares of Series B-1 Preferred Stock accrued but unpaid on the shares of Series B-2 Preferred Stock issued upon such exchange. Such exchanged Series B-1 Preferred Stock shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for shareholder action) as may be necessary to reduce the authorized number of shares of Series B-1 Preferred Stock accordingly.

6.                                      Investor Redemption.

6.1                               Unless prohibited by Michigan law governing distributions to shareholders, at any time after the Conversion Date, each share of Series B-1 Preferred Stock and each Dividend Share accrued thereon shall be redeemed by the Corporation at a price equal to the greater of (A) the Series B Original Issue Price per share, plus all accrued dividends thereon (including the Series B Preferred Dividends) and (B) the Market Price of a single share of Common Stock multiplied by the number of shares of Common Stock into which such share of Series B-1 Preferred Stock is convertible as of the date of the Corporation’s receipt of the Investor Redemption Request (the “Investor Redemption Price”), in three annual installments commencing not more than 120 days after receipt by the Corporation from any holder of then outstanding shares of Series B-1 Preferred Stock, of written notice requesting redemption of such holder’s shares of Series B-1 Preferred Stock (the “Investor Redemption Request”), provided, however, that the Corporation shall not be required to redeem any shares of Series B-1 Preferred Stock if at the time of such Investor Redemption Request the Corporation has obtained the requisite shareholder approval under NASDAQ Marketplace Rule 5635(b) for purposes of the Issuance Limitation and such shares of Series B-1 Preferred Stock could be exchanged for shares of Series B-2 Preferred Stock pursuant to Section 5 without requiring the holder thereof to make any material filing with any governmental authority (other than filings required pursuant to the Securities Exchange Act of 1934). The date of each such installment shall be referred to as an “Investor Redemption Date”.  On each Investor Redemption Date, the Corporation shall redeem, on a pro rata basis in accordance with the number of shares of Series B-1 Preferred Stock subject to the Investor Redemption Request, that number of outstanding shares of Series B-1 Preferred Stock determined by dividing (i) the total number of shares of Series B-1 Preferred Stock subject to the Investor Redemption Request immediately prior to such Investor Redemption Date by (ii) the number of remaining Investor Redemption Dates (including the Investor Redemption Date to which such calculation applies).  If on any Investor Redemption Date Michigan law governing distributions to shareholders prevents the Corporation from redeeming all shares of Series B-1 Preferred Stock to be redeemed, the Corporation shall ratably redeem the maximum number of shares that it may redeem consistent with such law, and shall redeem the remaining shares as soon as it may lawfully do so under such law.

6.2                               Surrender of Certificates; Payment.  On or before the applicable Investor Redemption Date, each holder of shares of Series B-1 Preferred Stock to be redeemed on such Redemption Date, unless such holder has exercised his, her or its right to convert such shares as provided in Section 4 or the Corporation has exercised its right to convert such shares as provided in Section 4.10, shall surrender the certificate or certificates representing such shares (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation and thereupon the Investor Redemption Price for such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof.  In the event less than all of the shares of Series B-1 Preferred Stock represented by a certificate are redeemed, a new certificate representing the unredeemed shares of Series B-1 Preferred Stock shall promptly be issued to such holder.

6.3                               Rights Subsequent to Redemption.  If an Investor Redemption Request shall have been duly given, and if on the applicable Investor Redemption Date the Investor Redemption Price payable upon redemption of the shares of Series B-1 Preferred Stock to be redeemed on such Investor Redemption Date is paid or tendered for payment or deposited with an independent payment agent so as to be available therefor in a timely manner, then notwithstanding that the certificates evidencing any of the shares of Series B-1 Preferred Stock so called for redemption shall not have been surrendered, dividends with respect to such shares of Series B-1 Preferred Stock shall cease to accrue after such Investor Redemption Date and all rights with respect to such shares shall forthwith after the Investor Redemption Date terminate, except only the right of the holders to receive the Investor Redemption Price without interest upon surrender of their certificate or certificates therefor.

7.                                      Fundamental Change Redemption.

7.1                               Fundamental Change.  Subject to Section 2.3, upon the occurrence of a Fundamental Change, each holder of shares of Series B Preferred Stock may, at its sole option, require the Corporation to purchase all or a portion of its shares of Series B Preferred Stock (the “Fundamental Change Redemption”) at a price per share equal to the Liquidation Preference (the “Fundamental Change Redemption Price”).  A “Fundamental Change” shall mean any of the following events:

(a)                                 any “person” or “group” (each term as defined in the Exchange Act) that is not an affiliate of any holder of shares of Series B Preferred Stock becoming the “beneficial owner” (as defined in the Exchange Act) of voting securities of the Corporation, representing 66 2/3% or more of the outstanding voting securities of the Corporation (treating all securities convertible or exchangeable into or exercisable for shares of Common Stock as having been fully converted, exchanged and exercised, without regard to any exercise, conversion or exchange limitations therein) other than in connection with a transaction described in clause (c) below;

(b)                                 a sale of all or substantially all of the assets of the Corporation’s assets to a person that is not an affiliate of any holder of shares of Series B Preferred Stock; or

(c)                                  a merger, consolidation, business combination or similar transaction the result of which a “person” or “group” (each as defined in the Exchange Act) that is not an affiliate of any holder of shares of Series B Preferred Stock owns voting securities representing 66 2/3% or more of the outstanding voting securities of the surviving entity upon completion of such transaction.

7.2                               Exercise of Fundamental Change Redemption Option.  The Corporation shall send a written notice (the “Fundamental Change Notice”) to each holder of shares of Series B Preferred Stock of (i) the occurrence of a Fundamental Change described in Subsection 7.1(a) above, within 10 days of the Corporation’s becoming aware of the occurrence of such Fundamental Change.  The Fundamental Change Notice shall describe the Fundamental Change and state that each holder of shares of Series B Preferred Stock has the right to require a Fundamental Change Redemption.  In order to require a Fundamental Change Redemption, a holder of Series B Preferred Stock must deliver written notice to the Corporation requesting the

Fundamental Change Redemption within five days after the date of the Fundamental Change Notice and stating the number of shares of Series B Preferred Stock to be redeemed. Unless prohibited by Michigan law governing distributions to shareholders, the Corporation shall redeem the shares of Series B Preferred Stock requested to be redeemed at a price equal to the Redemption Price and on a date to be fixed by the Corporation which shall not be more than 30 days from the date of the last timely delivered Fundamental Change Redemption request.  If, on the date of the Fundamental Change Redemption, Michigan law governing distributions to shareholders prevents the Corporation from redeeming all shares of Series B Preferred Stock to be redeemed, the Corporation shall ratably redeem the maximum number of shares that it may redeem consistent with such law, and shall redeem the remaining shares as soon as it may lawfully do so under such law.

7.3                               Fundamental Change Redemption Notice.  Following receipt of a timely request for a Fundamental Change Redemption by a holder of Series B Preferred Stock, the Corporation shall send written notice confirming the fundamental change redemption to the holder stating:

(a)                                 the date fixed for the Fundamental Redemption (the “Fundamental Change Redemption Date”) and the Fundamental Redemption Price;

(b)                                 the date upon which the holder’s right to convert such shares terminates (as determined in accordance with Sections 4 and 5); and

(c)                                  that the holder is to surrender to the Corporation, in the manner and at the place designated, his, her or its certificate or certificates representing the shares of Series B Preferred Stock to be redeemed.

7.4                               Surrender of Certificates; Payment.  On or before the Fundamental Change Redemption Date, each holder of shares of Series B Preferred Stock to be redeemed on such Fundamental Change Redemption Date, unless such holder has exercised his, her or its right to convert such shares as provided in Section 4 or Section 5, shall surrender the certificate or certificates representing such shares (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation, in the manner and at the place designated in the notice from the Corporation, and thereupon the Fundamental Change Redemption Price for such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof.  In the event less than all of the shares of Series B Preferred Stock represented by a certificate are redeemed, a new certificate representing the unredeemed shares of Series A Preferred Stock shall promptly be issued to such holder.

7.5                               Rights Subsequent to Fundamental Change Redemption.  If on the Fundamental Change Redemption Date the Fundamental Change Redemption Price payable upon redemption of the shares of the Series B Preferred Stock to be redeemed on such Fundamental Change Redemption Date is paid or tendered for payment or deposited with an independent payment agent so as to be available therefor in a timely manner, then notwithstanding that the certificates evidencing any of the shares of Series B Preferred Stock so called for redemption shall not have been surrendered, dividends with respect to such shares of Series B Preferred Stock shall cease to accrue after such Fundamental Change Redemption Date and all rights with respect to such shares shall forthwith after the Fundamental Change Redemption Date terminate, except only the right to the holders to receive the Fundamental Change Redemption Price without interest upon surrender of their certificate or certificates therefor.

7.6                               Fundamental Change and Dividends.  Upon the occurrence of a Fundamental Change as described in Subsection 7.1(b)-(c), the Corporation’s obligation to pay Series B Preferred Dividends shall terminate.

8.                                      Redeemed or Otherwise Acquired Shares.  Any shares of Series B Preferred Stock that are redeemed or otherwise acquired by the Corporation or any of its subsidiaries shall be automatically and immediately cancelled and retired and shall not be reissued, sold or transferred.  Neither the Corporation nor any of its subsidiaries may exercise any voting or other rights granted to the holders of Series B Preferred Stock following redemption.

9.                                      Waiver.  Any of the rights, powers, preferences and other terms of the Series B Preferred Stock set forth herein may be waived or amended on behalf of all holders of Series B Preferred Stock by the affirmative written consent or vote of the Requisite Holders.

10.                               Required Filings.  The determination as to whether a conversion of the shares of Series B Preferred Stock into Common Stock pursuant to Section 4.10.1, the redemption of shares of Series B-1 Preferred Stock pursuant to Section 6.1 or the mandatory exchange of shares of Series B-1 Preferred Stock pursuant to Section 5.10.1 will require the holders of Series B Preferred Stock or Series B-1 Preferred Stock, as applicable, to make any material filing with any governmental authority (other than filings required pursuant to the Securities Exchange Act of 1934) shall be made reasonably and in good faith by the Requisite Holders.

11.                               Notices.  Any notice required or permitted to be given to a holder of shares of Series B Preferred Stock shall be mailed, postage prepaid, to the post office address last shown on the records of the Corporation, or given by electronic communication in compliance with the provisions of Michigan law, and shall be deemed sent upon such mailing or electronic transmission.

IN WITNESS WHEREOF, this Certificate of Designations has been executed by a duly authorized officer of this corporation on this 9th day of March, 2012.

By:	/s/ Tim M. Mayleben
President and Chief Executive Officer